United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

                      August 9, 2016 (August 3, 2016)

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

            1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Third Avenue, 39th Floor

           New York, New York  10016

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2016, Overseas Shipholding Group, Inc. (the “Company”) entered into amendments to the existing employment agreements, as amended on March 30, 2016 (the “Employment Agreements” and each, an “Employment Agreement”) of Ian T. Blackley, President and Chief Executive Officer of the Company; Rick F. Oricchio, Senior Vice President and Chief Financial Officer of the Company; James D. Small, Senior Vice President, Secretary and General Counsel of the Company; and Lois K. Zabrocky, Senior Vice President of the Company and President of the International Flag SBU (collectively, the “Amendments”). The Amendments provide that if one of the foregoing executive’s employment is terminated in the specified year by the Company without cause or by the executive for good reason (in each case as defined in the Employment Agreements), in addition to the salary continuation payments, accelerated vesting of options and equity awards that vest solely based on the continued provision of services, in the case of Captain Blackley a lump sum amount in respect of the pro rata bonus for the year of termination, and other benefits provided for in such executive’s employment agreement, the executive will receive a lump sum payment as follows: (1) Ian T. Blackley: 2016, $2,201,387; 2017, $2,406,943; 2018, $2,443,750; 2019 and beyond, $2,493,750; (2) Rick F. Oricchio: 2016, $1,012,499; 2017, $1,170,833; 2018, $1,091,666; 2019 and beyond, $950,000; (3) James D. Small: 2016, $1,345,832; 2017, $1,337,499; 2018, $1,091,666; 2019 and beyond, $950,000; and (4) Lois K. Zabrocky: 2016, $1,095,831; 2017, $1,204,166; 2018 and beyond, $1,049,999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: August 9, 2016	By	/s/ James D. Small III
Name: James D. Small III Title: Senior Vice President, Secretary & General Counsel